                                                                     EXHIBIT 8.1

                          WEIL, GOTSHAL & MANGES LLP
                               767 FIFTH AVENUE
                        NEW YORK, NEW YORK 10153-0119
                                (212) 310-8000
                             FAX: (212)-310-8007




                               August 13, 1998


Fruit of the Loom, Inc.
5000 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606

Fruit of the Loom, Ltd.
c/o Fruit of the Loom, Inc.
5000 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606


Ladies and Gentlemen:


        We have acted as special United States counsel to Fruit of the Loom, Inc., a Delaware corporation (the "Company"), and Fruit of the Loom, Ltd., a Cayman Islands company (the "Parent"), in connection with the registration by the Parent under the Securities Act of 1933, as amended, of up to 67,592,824 shares of Class A Ordinary Shares, par value $.01 per share, of the Parent.


        In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate including the Registration Statement on Form S-4 filed by the Parent with the Securities and Exchange Commission on February 10, 1998 (with all amendments thereto, the "Registration Statement"). We have also obtained any additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.


        Based upon the foregoing, and subject to the qualifications stated herein, the statements in the Registration Statement under the caption "Certain Tax Considerations -- United States Federal Income Tax Consequences", insofar as they relate to the provisions of United States federal tax law therein described, and subject to the limitations set forth therein, constitute our opinion.


        The foregoing opinion is limited to the federal income tax laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

        The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and all references to our name in the Registration Statement.

                                                Very truly yours,

                                                /s/ Weil, Gotshal & Manges LLP